Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS FIRST QUARTER LOSS;
PRE-TAX, PRE-PROVISION EARNINGS INCREASE OF 87%;
INCREASED LIQUIDITY LEVELS
     ATLANTA, GA (April 16, 2009) — Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION), holding company for Fidelity Bank, reported a net loss of $3.4 million for the first quarter of 2009 compared to a net loss of $7.6 million for the fourth quarter of 2008 and net income of $1.1 million for the first quarter of 2008. Basic and diluted loss per share for the first quarter of 2009 were $.43 compared to a loss per share of $.80 for the fourth quarter of 2008 and earnings per share of $.12 for the first quarter in 2008. Fidelity’s Core Earnings, defined as Pre-Tax, Pre-Provision Earnings, increased 86.7% on a sequential quarter basis for the first quarter of 2009 from $2.0 million to $3.8 million.
     Chairman James B. Miller, Jr. said, “Management reduced loans outstanding to preserve capital until receiving TARP funds in December 2008. Since receiving this infusion of capital, we have ramped up our lending efforts in all divisions of the Company which will be beneficial in the coming months. The mortgage division’s production has already increased. We are also beginning to see signs of a flattening of loan losses in indirect and in construction lending though we will continue to reserve aggressively until the turn is clear. We continue to look for relationships, good loans, and for additional lenders.”
CAPITAL
     Fidelity reported a total risk based capital ratio in the Bank of 12.50% at March 31, 2009, compared to 10.31% at March 31, 2008, reflecting the $48.2 million TARP investment from the U.S. Treasury in December 2008. The Leverage Capital ratio at the Bank was 9.27% at March 31, 2009 compared to 7.97% at March 31, 2008.

Fidelity Southern Corporation
First Quarter Earnings Release
April 16, 2009
LIQUIDITY
     The Company’s net liquid asset ratio, defined as federal funds sold, investments maturing within 30 days, unpledged securities, available unsecured federal funds lines of credit, FHLB borrowing capacity and available brokered certificates of deposit divided by total assets increased from 5.8% at March 31, 2008 to 15.8% at March 31, 2009.
TARP
     Miller also said, “The $48 million in preferred stock the Company issued under the TARP program in December allowed us to immediately expand our lending capacity. For example, in the first quarter of 2009, the mortgage division originated $85 million in new loans compared to $6 million during the first quarter of 2008.”
     In addition, we paid dividends on the preferred stock to the U.S. Treasury of $375,000 in the first quarter of 2009 which was a cost of $.06 per share in the first quarter of 2009.
ALLOWANCE AND PROVISION
     Fidelity reported an increase in the allowance for loan losses to $35.5 million or 2.66% of total loans at March 31, 2009, from $19.0 million at March 31, 2008 and $33.7 million at year end 2008.
     The provision for loan losses for the first quarter of 2009 was $9.6 million compared to $4.6 million for the same period in 2008, due to increased charge-offs and the continued adverse credit trends in the construction and consumer loan portfolios. Net charge-offs increased $5.7 million to $7.8 million for the first quarter of 2009 when compared to the same period in 2008. However, the allowance for loan losses as a percentage of loans also increased from 1.34% at March 31, 2008, and 2.43% at December 31, 2008, to 2.66% at March 31, 2009.
OREO, CHARGE-OFFS, NONPERFORMING
     Net charge-offs increased to $7.8 million in the first quarter of 2009 from $7.0 million in the fourth quarter of 2008, and $2.1 million for the first quarter of 2008. The ratio of net charge-offs to average loans outstanding was 2.32% for the first quarter of 2009 compared to .60% for the first quarter of 2008 and 1.36% at year end 2008.
     Nonperforming loans, repossessions and other real estate totaled $123.5 million at the end of the first quarter, an increase of $8.3 million in the quarter from December 31, 2008.
     Nonperforming residential construction and development loans at March 31, 2009, included 200 houses and 686 lots and land totaling approximately $93.0 million. During the quarter approximately $2.8 million of nonperforming loans were paid down by our customers while approximately $16.4 million in loans were moved to nonperforming.

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Fidelity Southern Corporation
First Quarter Earnings Release
April 16, 2009
     During the first quarter, $2.5 million of ORE assets was sold while $3.9 million was added to ORE net of $523,000 in charge-downs. ORE consists of 49 houses, representing 58% of total balances, and 135 lots and three commercial properties. ORE increased to $16.5 million at March 31, 2009, from $15.1 million at December 31, 2008.
COST OF FUNDS
     Cost of funds decreased 96 basis points to 3.37% for the first quarter of 2009, compared to the same period in 2008 as a result of moderating deposit pricing. Our “Totally Free” checking account balances increased 4.2% this quarter, while remote deposit transaction volume made up 8% of all deposit transactions in March 2009.
REAL ESTATE
     New residential construction loan advances made during the quarter totaled $3.8 million, while the payoffs of construction loans totaled $16.8 million. There are 495 houses and 1,908 lots financed at March 31, 2009, compared to 696 houses and 2,086 lots at March 31, 2008.
     Residential construction and A&D loans totaled $214.2 million at March 31, 2009, which was down 4.7% from $224.8 million at year-end 2008.
     Total residential construction and land loans as a percentage of capital decreased from 124% at December 31, 2008, to 121% at March 31, 2009. The regulatory guideline is a maximum of 100%.
     All real estate loans, except for owner-occupied properties, as a percentage of capital remained at 172% at March 31, 2009. The regulatory guideline is a maximum of 300%.
NET INCOME
     The decrease in net income for the first quarter of 2009 compared to the prior year was primarily the result of a higher provision for loan losses due to higher charge-offs and adverse credit trends in the real estate construction and in the consumer loan portfolios requiring an increase in the allowance for loan losses.
NET INTEREST INCOME
     Net interest income for the first quarter decreased $719,000 or 6.1% over the same period in 2008. The net interest margin decreased 23 basis points to 2.71% in the first quarter of 2009 compared to 2.94% in the first quarter of 2008. The decrease is the result of lower margins from reductions in the prime rate, foregone interest due to an increase in nonperforming assets and the continued pressures on the cost of deposits in the Atlanta market.

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Fidelity Southern Corporation
First Quarter Earnings Release
April 16, 2009
INTEREST INCOME
     Total interest income for the first quarter of 2009 decreased $4.1 million or 15.1% compared to the same period in 2008. The decrease in interest income in the first quarter was the result of a decrease of 113 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets for the first quarter 2009, which increased $43.2 million or 2.7%.
INTEREST EXPENSE
     Interest expense for the first quarter 2009 decreased $3.4 million or 21.7% compared to the same period in 2008. The decrease in interest expense was attributable to an increase in average interest-bearing liabilities of $24.9 million more than offset by a 96 basis point decrease in the cost of interest-bearing liabilities.
NONINTEREST INCOME
     Noninterest income increased $1.1 million and 20.0% to $6.8 million in the first quarter of 2009 compared to the same period in 2008. This increase in noninterest income was a result of higher mortgage banking activities as a result of the expansion of the mortgage division in the first quarter. Revenue from Mortgage banking activities increased to $3.6 million during the first quarter of 2009 compared to $70,000 during the same period of 2008. This increase was partially offset by lower securities gains, lower SBA lending activities, which decreased $236,000 or 57.0% to $178,000 and decreased indirect lending revenues of $442,000 or 27.9% to $1.1 million. Both the SBA lending activity and indirect lending revenues were hindered by the lack of liquidity in the economy resulting in fewer sales and lower gains on sales.
NONINTEREST EXPENSE
     Noninterest expense for the first quarter increased $2.6 million or 23.1% to $14.0 million compared to the same period in 2008. The increase is a result of higher salaries and employee benefits of $983,000 or 14.2% to $7.9 million as the Bank increased the number of employees as a result of the expansion of the mortgage division, and higher other operating expense, which increased $1.6 million or 172.2% to $2.5 million due primarily to higher ORE expense and FDIC insurance premiums. Also, in the first quarter of 2008 the Company reversed a Visa litigation expense accrual of $567,000 which did not reoccur in 2009.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements

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Fidelity Southern Corporation
First Quarter Earnings Release
April 16, 2009
are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2008 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

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FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	YEAR-TO-DATE
	MARCH 31
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2009	2008
INTEREST INCOME
LOANS, INCLUDING FEES	$21,211	$25,715
INVESTMENT SECURITIES	2,091	1,716
FEDERAL FUNDS SOLD AND BANK DEPOSITS	30	42

TOTAL INTEREST INCOME	23,332	27,473

INTEREST EXPENSE
DEPOSITS	10,485	13,319
SHORT-TERM BORROWINGS	190	747
SUBORDINATED DEBT	1,203	1,408
OTHER LONG-TERM DEBT	459	285

TOTAL INTEREST EXPENSE	12,337	15,759

NET INTEREST INCOME	10,995	11,714

PROVISION FOR LOAN LOSSES	9,600	4,600

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,395	7,114

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,023	1,163
OTHER FEES AND CHARGES	471	464
MORTGAGE BANKING ACTIVITIES	3,608	70
INDIRECT LENDING ACTIVITIES	1,144	1,586
SBA LENDING ACTIVITIES	178	414
SECURITIES GAINS, NET	—	1,264
BANK OWNED LIFE INSURANCE	298	303
OTHER OPERATING INCOME	93	413

TOTAL NONINTEREST INCOME	6,815	5,677

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	7,892	6,909
FURNITURE AND EQUIPMENT	655	777
NET OCCUPANCY	1,079	1,039
COMMUNICATION EXPENSES	350	388
PROFESSIONAL AND OTHER SERVICES	1,073	907
ADVERTISING AND PROMOTION	232	156
STATIONERY, PRINTING AND SUPPLIES	126	179
INSURANCE EXPENSES	82	102
OTHER OPERATING EXPENSES	2,531	930

TOTAL NONINTEREST EXPENSE	14,020	11,387

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXP	(5,810)	1,404
INCOME TAX (BENEFIT) EXPENSE	(2,434)	295

NET (LOSS) INCOME	(3,376)	1,109
PREFERRED STOCK DIVIDENDS	823	—

NET INCOME AVAILABLE TO COMMON EQUITY	$(4,199)	$1,109

(LOSS) EARNINGS PER SHARE:
BASIC (LOSS) EARNINGS PER SHARE	$(0.43)	$0.12

DILUTED (LOSS) EARNINGS PER SHARE	$(0.43)	$0.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,676,533	9,469,909

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,676,533	9,469,909

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	MARCH 31,	DECEMBER 31,	MARCH 31,
(DOLLARS IN THOUSANDS)	2009	2008	2008
ASSETS

CASH AND DUE FROM BANKS	$69,153	$68,841	$28,641
FEDERAL FUNDS SOLD	10,525	23,184	13,788

CASH AND CASH EQUIVALENTS	79,678	92,025	42,429
INVESTMENTS AVAILABLE-FOR-SALE	252,875	128,749	118,386
INVESTMENTS HELD-TO-MATURITY	23,715	24,793	27,978
INVESTMENT IN FHLB STOCK	6,767	5,282	6,632
LOANS HELD-FOR-SALE	107,204	55,840	58,094
LOANS	1,336,141	1,388,022	1,417,722
ALLOWANCE FOR LOAN LOSSES	(35,503)	(33,691)	(19,046)

LOANS, NET	1,300,638	1,354,331	1,398,676
PREMISES AND EQUIPMENT, NET	18,961	19,311	19,239
OTHER REAL ESTATE	16,474	15,063	8,200
ACCRUED INTEREST RECEIVABLE	7,910	8,092	8,490
BANK OWNED LIFE INSURANCE	28,143	27,868	26,957
OTHER ASSETS	32,958	31,759	20,612

TOTAL ASSETS	$1,875,323	$1,763,113	$1,735,693

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$141,802	$138,634	$130,594
INTEREST-BEARING DEMAND/ MONEY MARKET	220,137	208,723	283,454
SAVINGS	264,669	199,465	218,483
TIME DEPOSITS, $100,000 AND OVER	308,411	317,540	301,009
OTHER TIME DEPOSITS	596,113	579,320	468,954

TOTAL DEPOSIT LIABILITIES	1,531,132	1,443,682	1,402,494

FEDERAL FUNDS PURCHASED	—	—	27,000
OTHER SHORT-TERM BORROWINGS	52,047	55,017	79,348
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	77,500	47,500	45,000
ACCRUED INTEREST PAYABLE	6,330	7,038	7,070
OTHER LIABILITIES	6,799	5,745	6,157

TOTAL LIABILITIES	1,741,335	1,626,509	1,634,596

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	44,034	43,813	—
COMMON STOCK	52,197	51,886	46,300
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,385	1,333	522
RETAINED EARNINGS	35,372	39,572	54,275

TOTAL SHAREHOLDERS’ EQUITY	133,988	136,604	101,097

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,875,323	$1,763,113	$1,735,693

BOOK VALUE PER SHARE	$8.80	$9.15	$10.67

SHARES OF COMMON STOCK OUTSTANDING	9,752,696	9,658,089	9,474,855

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR TO DATE		YEAR ENDED
	MARCH 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2009	2008	2008
BALANCE AT BEGINNING OF PERIOD	$33,691	$16,557	$16,557
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	299	14	99
SBA	249	—	220
REAL ESTATE-CONSTRUCTION	3,642	535	9,083
REAL ESTATE-MORTGAGE	63	11	332
CONSUMER INSTALLMENT	3,756	1,869	10,841

TOTAL CHARGE-OFFS	8,009	2,429	20,575
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	6	—	5
SBA	—	56	215
REAL ESTATE-CONSTRUCTION	9	—	43
REAL ESTATE-MORTGAGE	—	13	14
CONSUMER INSTALLMENT	206	249	882

TOTAL RECOVERIES	221	318	1,159

NET CHARGE-OFFS	7,788	2,111	19,416
PROVISION FOR LOAN LOSSES	9,600	4,600	36,550

BALANCE AT END OF PERIOD	$35,503	$19,046	$33,691

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	2.32%	0.60%	1.36%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.66%	1.34%	2.43%
NONPERFORMING ASSETS
(UNAUDITED)

	MARCH 31,
(DOLLARS IN THOUSANDS)	2009	2008
NONACCRUAL LOANS	$105,215	$26,415
REPOSSESSIONS	1,860	2,341
OTHER REAL ESTATE	16,474	8,200

TOTAL NONPERFORMING ASSETS	$123,549	$36,956

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$125

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS OREO, AND REPOSSESSIONS	8.45%	2.50%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	MARCH 31,	DECEMBER 31,	MARCH 31,	March 31, 2009/	March 31, 2009/
(DOLLARS IN THOUSANDS)	2009	2008	2008	Dec. 31, 2008	March 31, 2008
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$129,530	$137,988	$119,163	(6.13)%	8.70%
TAX-EXEMPT COMMERCIAL	7,283	7,508	9,014	(3.00)%	(19.20)%
REAL ESTATE MORTGAGE — COMMERCIAL	209,847	202,516	186,961	3.62%	12.24%

TOTAL COMMERCIAL	346,660	348,012	315,138	(0.39)%	10.00%
REAL ESTATE-CONSTRUCTION	228,578	245,153	287,248	(6.76)%	(20.42)%
REAL ESTATE-MORTGAGE	115,971	115,527	97,980	0.38%	18.36%
CONSUMER INSTALLMENT	644,932	679,330	717,356	(5.06)%	(10.10)%

LOANS	1,336,141	1,388,022	1,417,722	(3.74)%	(5.75)%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	55,691	967	2,121	5,659.15%	2,525.70%
SBA LOANS	36,513	39,873	29,973	(8.43)%	21.82%
INDIRECT AUTO LOANS	15,000	15,000	26,000	0.00%	(42.31)%

TOTAL LOANS HELD-FOR-SALE	107,204	55,840	58,094	91.98%	84.54%

TOTAL LOANS	$1,443,345	$1,443,862	$1,475,816

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	March 31, 2009			March 31, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income Taxable	$1,441,862	$21,144	5.94%	$1,462,829	$25,603	7.04%
Tax-exempt (1)	7,435	101	5.60%	9,095	168	7.45%

Total loans	1,449,297	21,245	5.94%	1,471,924	25,771	7.04%

Investment securities
Taxable	169,412	1,935	4.57%	128,666	1,604	4.99%
Tax-exempt (2)	15,215	229	6.01%	10,762	173	6.37%

Total investment securities	184,627	2,164	4.71%	139,428	1,777	5.10%

Interest-bearing deposits	4,970	19	1.53%	1,499	12	3.23%
Federal funds sold	20,793	11	0.22%	3,609	30	3.42%
	—			—
Total interest-earning assets	1,659,687	23,439	5.73%	1,616,460	27,590	6.86%

Cash and due from banks	46,208			21,448
Allowance for loan losses	(32,659)			(18,114)
Premises and equipment, net	19,142			18,985
Other real estate owned	18,301			7,873
Other assets	64,642			55,633

Total assets	$1,775,321			$1,702,285

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$205,100	$607	1.20%	$304,212	$2,179	2.88%
Savings deposits	224,563	1,409	2.54%	218,081	1,886	3.48%
Time deposits	888,513	8,469	3.87%	754,181	9,254	4.94%

Total interest-bearing deposits	1,318,176	10,485	3.23%	1,276,474	13,319	4.20%

Federal funds purchased	—	—	0.00%	17,703	154	3.50%
Securities sold under agreements to repurchase	42,594	175	1.67%	26,887	187	2.80%
Other short-term borrowings	2,500	15	2.47%	42,549	406	3.83%
Subordinated debt	67,527	1,203	7.22%	67,527	1,408	8.36%
Long-term debt	54,667	459	3.41%	29,396	285	3.90%

Total interest-bearing liabilities	1,485,464	12,337	3.37%	1,460,536	15,759	4.33%

Noninterest-bearing :
Demand deposits	141,250			127,542
Other liabilities	13,446			15,062
Shareholders’ equity	135,161			99,145

Total liabilities and shareholders’ equity
	$1,775,321			$1,702,285

Net interest income / spread		$11,102	2.36%		$11,831	2.53%

Net interest margin			2.71%			2.94%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $34,000 and $56,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $73,000 and $61,000, respectively.